EXHIBIT 4-C

                                        INSTRUMENT

                                            OF

                          RESIGNATION, APPOINTMENT AND ACCEPTANCE




                                           among




                                    DUKE POWER COMPANY,


                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Trustee,

                                            and

                            CHEMICAL BANK, as Successor Trustee




                                 _________________________


                                Dated as of August 30, 1994




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                   INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE


                         INSTRUMENT OF RESIGNATION, APPOINTMENT AND

               ACCEPTANCE entered into as of the 30th day of August, 1994 among DUKE POWER COMPANY, a corporation organized and

               existing under the laws of the State of North Carolina (the

               "Company"), having its principal office at 422 South Church

               Street, Charlotte, North Carolina 28201, MORGAN GUARANTY

               TRUST COMPANY OF NEW YORK, a corporation organized and

               existing  under the laws of the State of New York

               ("Morgan"), having its corporate trust office at 60 Wall

               Street, New York, New York 10260, as Trustee, and CHEMICAL

               BANK, a corporation organized and existing under the laws of the State of New York ("Chemical"), having its corporate

               trust office at 450 West 33rd Street , New York, New York

               10001, as successor Trustee.



                                   W I T N E S S E T H:



                         WHEREAS, Duke Power Company, a corporation

               organized and existing under the laws of the State of New

               Jersey, to which the Company is the successor by merger,

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               heretofore executed and delivered to GUARANTY TRUST COMPANY

               OF NEW YORK (now Morgan), as Trustee, its First and

               Refunding Mortgage dated as of December 1, 1927 (hereinafter the "Original Indenture"), to secure the payment of bonds

               issued and to be issued in accordance with the provisions of the Original Indenture, as supplemented and amended from

               time to time (the "Indenture"); and

                         WHEREAS, bonds in the amount of $3,322,287,000 are

               outstanding under the Indenture as of the date hereof; and

                        WHEREAS, (Section Mark) 7.01(f) of the Indenture

               provides that the Trustee under the Indenture may at any

               time resign and be discharged of the trusts created by the

               Indenture by giving written notice to the Company, addressed and mailed to the Company at Charlotte, North Carolina, and by publishing notice of such resignation as provided in said

               (Section Mark) 7.01(f); and

                         WHEREAS, (Section Mark) 7.03 of the Indenture provides

               that a successor Trustee may be appointed, in the manner provided in said (Section Mark) 7.03, in case the Trustee under the

               Indenture shall resign, by the holders of a majority in principal amount of the bonds secured by the Indenture and then

               outstanding (the "bondholders"); and

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                         WHEREAS (Section Mark) 7.03 of the Indenture further

               provides that, until a successor Trustee shall be appointed by the bondholders as therein provided, the Company may appoint successor Trustee to fill the vacancy in the office of

               Trustee under the Indenture by instrument executed by order of the Board of Directors of the Company; and

                         WHEREAS, (Section Mark) 7.03 of the Indenture further

               provides that the Company shall publish notice of any appointment of a successor Trustee made by it pursuant to said (Section Mark)

               7.03 in the manner provided in (Section Mark) 7.03; and

                         WHEREAS, (Section Mark) 10.06 of the Indenture provides

               that any Trustee under the Indenture shall at all times satisfy the requirements set forth in said Section; and

                         WHEREAS, (Section Mark) 7.03 of the Indenture provides

               that any successor Trustee shall execute, acknowledge and deliver to its predecessor Trustee, and also to the Company, an

               instrument accepting such appointment under the Indenture;

               and

                         WHEREAS, Morgan desires to resign as Trustee under

               the Indenture; and

                         WHEREAS, the Company desires to appoint Chemical

               as successor Trustee under the Indenture; and

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                         WHEREAS, Chemical is willing to accept such

               appointment as successor Trustee under the Indenture; and

                         WHEREAS, as of the date of these presents, no

               successor Trustee under the Indenture has been appointed by the bondholders; and


                         WHEREAS, by resolution of the Management Committee

               of the Board of Directors of the Company adopted on June 20,

               1994, the undersigned officers of the Company were

               authorized, directed and ordered to execute and deliver this instrument;

                         NOW, THEREFORE, THIS INSTRUMENT OF RESIGNATION,

               APPOINTMENT AND ACCEPTANCE, WITNESSETH: That for and in

               consideration of the premises, and of other good and

               valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby covenanted, declared and decreed by the Company, Morgan and Chemical as follows:

                         FIRST:  Morgan and the Company, simultaneously

               with the execution and delivery of these presents, have

               caused the notices required pursuant to the provisions of

               (2 Section Marks) 7.01(f) and 7.03, respectively, of the

               Indenture to commence being published as therein required;

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                         SECOND:  Chemical hereby represents that it is a

               bank eligible under the provisions of (Section Mark) 10.06 of the

               Indenture and Section 310(a) of the Trust Indenture Act of

               1939 to be appointed successor Trustee under the Indenture;

               and

                         THIRD:  Effective at the close of business on the

               date hereof, Morgan hereby resigns and, by its execution and delivery of these presents to the Company and by the

               simultaneous mailing of this instrument to the Company, as required by (Section Mark) 7.01(f), hereby gives notice of its resignation as Trustee under the Indenture, as agent of the

               Company for payment of principal and interest, and as the

               office or agency of the Company in the Borough of Manhattan,

               City and State of New York, where the bonds and any coupons issued in accordance with the Indenture may be presented for payment, exchange, transfer or registration and where

               notices and demands to or upon the Company in respect of the bonds and coupons issued in accordance with the Indenture or in respect of the Indenture may be served.

                         FOURTH:  The Company hereby accepts the foregoing

               resignations and appoints Chemical as successor Trustee

               under the Indenture, as agent of the Company for payment of

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               principal and interest, and as the office or agency of the

               Company in the Borough of Manhattan, City and State of New

               York, where the bonds and any coupons issued in accordance with the Indenture may be presented for payment, exchange,

               transfer, or registration and where notices and demands to or upon the Company in respect of the bonds and coupons

               issued in accordance with the Indenture or in respect of the

               Indenture may be served, with all the estates, properties,

               rights, powers, trusts, duties and obligations of Morgan

               under the Indenture as provided in the Indenture, such

               appointment to be effective at the close of business on the date hereof.

                         FIFTH:  Chemical hereby accepts its appointment as

               successor Trustee under the Indenture, effective at the

               close of business on the date hereof, and assumes all the

               estates, properties, rights, powers, trusts, duties and

               obligations of the Trustee thereunder as provided in the

               Indenture, and Chemical also accepts, effective at the close of business on the date hereof, its appointment as agent of the Company for payment of principal and interest, and as

               the office or agency of the Company in the Borough of

               Manhattan, City and State of New York, where the bonds and

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               any coupons issued in accordance with the Indenture may be presented for payment, exchange, transfer or registration

               and where notices and demands to or upon the Company in

               respect of the bonds and coupons issued in accordance with the Indenture or in respect of the Indenture may be served,

               subject to all the terms and provisions therein contained.

                         SIXTH:  The Company and Chemical hereby request

               Morgan to confirm, assign, transfer and set over to

               Chemical, as its successor in trust under the Indenture, all the right, title, and interest of Morgan, as Trustee, in and to the mortgaged property and such rights, powers, trusts,

               duties and obligations of Morgan, as Trustee, and to assign,

               transfer and deliver to Chemical, as successor Trustee, any and all money and other property subject to the lien of the

               Indenture held by Morgan as Trustee under the Indenture.

                         SEVENTH:  Pursuant to the request of Chemical and

               the Company hereby made, Morgan hereby confirms, assigns,

               transfers and sets over to Chemical, as its successor in

               trust under the Indenture, all the right, title and interest of Morgan, as Trustee, in and to the mortgaged property and such rights, powers, trusts, duties and obligations and

               hereby does assign, transfer and deliver to Chemical as such

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               successor Trustee any and all money and other property

               subject to the lien of the Indenture held by Morgan as

               Trustee under the Indenture.

                         EIGHTH:  The Company, for the purpose of more

               fully and certainly vesting in and confirming to Chemical as successor Trustee under the Indenture said mortgaged

               property, rights, powers, trusts, duties and obligations, at the request of Chemical, joins in the execution hereof.

                         NINTH:  The Company, Morgan and Chemical hereby

               agree, upon reasonable request of any of them, to execute,

               acknowledge and deliver such further instruments of

               conveyance and further assurance and to do such other things as may reasonably be required for more fully and certainly vesting in and confirming to Chemical all the right, title and interest of Morgan, as Trustee, in and to the estates

               held in trust under the Indenture, and to such rights,

               powers, trusts, duties and obligations of Morgan, as

               Trustee.  Morgan agrees to provide whatever reasonable

               assistance Chemical may require for the orderly transfer of this trusteeship and the foregoing agency appointments,

               including furnishing Chemical with a list of Bondholders and such other documentation from Morgan's files as Chemical may


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               require and providing Chemical with any explanation of

               Morgan's services under the Indenture that Chemical may

               consider necessary or advisable in connection with its

               administration as successor Trustee and of such agency

               appointments.

                         TENTH:  This instrument may be executed in any

               number of counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                         ELEVENTH:  Terms not otherwise defined in this

               Instrument of Resignation, Appointment and Acceptance shall have the definitions given thereto in the Indenture.

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                         TWELFTH:  This Instrument of Resignation,

               Appointment and Acceptance shall be construed in accordance with and governed by the laws of the State of New York.

                         IN WITNESS WHEREOF, DUKE POWER COMPANY has caused

               this Instrument to be signed and acknowledged by one of its

               Vice Presidents, its corporate seal to be affixed hereunto,

               and the same to be attested by its Secretary or one of its

               Assistant Secretaries; MORGAN GUARANTY TRUST COMPANY OF NEW

               YORK has caused this Instrument to be executed and

               acknowledged by one of its Vice Presidents, its corporate

               seal to be affixed hereunto, and the same to be attested by one of its Assistant Secretaries, and CHEMICAL BANK has

               caused this Instrument to be executed and acknowledged by

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               one of its Vice Presidents, it corporate seal to be affixed hereunto, and the same to be attested by one of its Trust

               Officers, as of the date first set forth above.

                                             DUKE POWER COMPANY,

                                               By:

                                                  Richard J. Osborne
                                                  Senior Vice President
               [Seal]

               Attest:


                   Carolyn R. Duncan
                  Assistant Secretary

               Signed, sealed, executed,
               acknowledged and delivered
               by Duke Power Company, in the
               presence of:


               Sue C. Harrington


               Cheryl Ann Beadnell

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                                             MORGAN GUARANTY TRUST COMPANY
                                             OF NEW YORK,

                                               By:

                                                       Michael Culhane
                                                        Vice President

               [Seal]

               Attest:



               Mary Ellen McNulty
               Assistant Secretary

               Signed, sealed, executed,
               acknowledged and delivered
               by Morgan Guaranty Trust
               Company of New York, in the
               presence of:


               E. Seriano


               Teresita Glasgow


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                                                                        14


                                             CHEMICAL BANK,

                                               By:

                                                       Paul J. Gilkeson
                                                       Vice President
               [Seal]

               Attest:



               Yvonne D. Benn
               Trust Officer

               Signed, sealed, executed,
               acknowledged and delivered
               by Chemical Bank, in the
               presence of:


               R. Richards


               B. Marchese



               STATE OF NEW YORK   }
               COUNTY OF NEW YORK  }  ss.:

                    Personally appeared before me R. Richards, and made
               oath that she saw Paul J. Gilkeson, a Vice President, and Yvonne D. Benn a Trust Officer, respectively, of CHEMICAL BANK, sign, attest and affix hereto the corporate seal of said Chemical Bank, and, as the act and deed of said corporation, deliver the within written and foregoing instrument, and that she, with B. Marchese, witnessed the execution thereof.

                                             ___________________________

               Sworn and subscribed before me
               this    day of August, 1994.




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               _______________________________



               STATE OF NEW YORK   }
               COUNTY OF NEW YORK  }  ss.:


                         I, Annabelle DeLuca, a Notary Public in and for
               the State and County aforesaid, certify that Yvonne D. Benn personally came before me this day and acknowledged that she is a Trust Officer of CHEMICAL BANK, a New York corporation, and that, by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by one of its Vice Presidents, sealed with its corporate seal, and attested by herself as one of its Trust Officer.

                         Witness my hand and official seal, this    day of
               August, 1994.

                                             __________________________


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               STATE OF NEW YORK   }
               COUNTY OF NEW YORK  }  ss.:

                         Personally appeared before me Teresita Glasgow,
               and made oath that she saw Michael Culhane, a Vice President, and Mary Ellen McNulty, an Assistant Secretary, respectively, of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, sign, attest and affix hereto the corporate seal of said Morgan Guaranty Trust Company of New York, and, as the act and deed of said corporation, deliver the within written and foregoing instrument, and that she, with E. Seriano, witnessed the execution thereof.

                                             ____________________________


               Sworn and subscribed before me
               this      day of August, 1994

               ______________________________





               STATE OF NEW YORK    }
               COUNTY OF NEW YORK   }  ss.:

                         I, Thomas J. Courtney, a Notary Public in and for
               the State and County aforesaid, certify that Mary Ellen McNulty personally came before me this day and acknowledged that she is an Assistant Secretary of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York corporation, and that, by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by one of its Vice Presidents, sealed with its corporate seal, and attested by herself as one of its Assistant Secretaries.

                         Witness my hand and official seal, this     day of
               August, 1994.

                                             ___________________________


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               STATE OF NORTH CAROLINA   }
               COUNTY OF MECKLENBURG     }  ss.:

                         Personally appeared before me Sue C. Harrington
               and made oath that she saw Richard J. Osborne, a Senior Vice President, and Carolyn R. Duncan, an Assistant Secretary, respectively, of DUKE POWER COMPANY, sign, attest and affix hereto the corporate seal of said Duke Power Company, and, as the act and deed of said corporation, deliver the within written and foregoing instrument, and that she, with Cheryl Ann Beadnell, witnessed the execution thereof.

                                             _____________________________


               Sworn and subscribed before me
               this    day of August, 1994

               _______________________________
                    BRENDA M. ATCHLEY
                    Notary Public
                    Union County, N.C.
               My Commission expires December 4, 1994




               STATE OF NORTH CAROLINA   }
               COUNTY OF MECKLENBURG     }  SS.:

                         I, Brenda M. Atchley, a Notary Public in and for
               the State and County aforesaid, certify that Carolyn R. Duncan, personally came before me this day and acknowledged that she is an Assistant Secretary of DUKE POWER COMPANY, a North Carolina corporation, and that, by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by one of its Senior Vice Presidents, sealed with its corporate seal, and

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               attested by herself as one of its Assistant Secretaries.

                         My commission expires December 4, 1994.

                         Witness my hand and official seal, this     day of
               August, 1994.

                                             ____________________________
                                                  BRENDA M. ATCHLEY
                                                  Notary Public
                                                  Union County, N.C.